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                                                                    Exhibit 10.5

                    AMENDED AND RESTATED EMPLOYMENT AGREEMENT

         THIS AMENDED AND RESTATED EMPLOYMENT AGREEMENT, dated June 14, 1996 is by and between MOUNTBATTEN, INC., a Pennsylvania corporation ("Corporation"), and JOEL D. COOPERMAN, an individual residing at 10 Buttonwood Circle, Lafayette Hill, PA 19444 ("Employee"). In consideration of the mutual promises contained herein, and intending to be legally bound hereby, Corporation and Employee agree as follows:

         1.       Employment
                  ----------

         Corporation employs Employee under an Employment Agreement dated April 21, 1995, and desires to continue such employment on the amended terms set forth in this Restated Agreement. Employee shall continue to serve as Vice President-Finance and Treasurer of the Corporation or any of its affiliates (collectively referred to as the "Corporation") on the terms set forth in this Agreement, and Employee hereby accepts employment on such terms.

         2.       Compensation
                  ------------

         In consideration of the services rendered by Employee to Corporation hereunder, Corporation shall pay to Employee a salary at the monthly rate of $9,166.67, payable at the times of Corporation's regular payrolls or as otherwise agreed by Corporation and Employee. The Corporation shall review Employee's performance at least annually.

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         3.       Expenses
                  --------

         Corporation shall reimburse Employee for all expenses reasonably incurred by him in carrying out his duties hereunder, upon presentation to Corporation by Employee, from time to time, of an itemized account of such expenses together with such receipts and forms as are required pursuant to Corporation's normal policies and practices.

         4.       Duties
                  ------

         During the term of his employment hereunder, Employee shall report to the President of the Corporation and perform duties as assigned to him by the President or the Board of Directors in his capacity as Vice President-Finance and Treasurer. Employee shall devote his full time, energy, skill and best efforts to promote the business and affairs of the Corporation. Except as herein provided, Employee agrees that during his employment hereunder he will not be employed by, participate or engage in or take part in any manner, directly or indirectly, in the affairs of any other business enterprise or occupation without approval of the President or the Board of Directors.

         5.       At-will Employment
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         (a) Employee's employment with Corporation began on May 15, 1995 and will continue until terminated as hereafter set forth.

         (b) This Agreement and all of Employee's rights hereunder shall terminate upon the death of Employee, and neither Employee nor his estate shall have any further rights hereunder except for any unpaid compensation and reimbursements through the date of death. Exercise of any stock options after death shall be governed by the applicable plan(s) and option agreement(s).

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         (c) Employee's employment hereunder shall be "at will" and except as set forth in paragraph (d) and (e) below, either party shall have the right to terminate this Agreement at any time, pursuant to the following terms and conditions:

                           (1) Corporation shall have the right to terminate Employee's employment and rights to compensation hereunder by providing to Employee either (a) five months' prior written notice of such termination or (b) immediate notice of termination together with an undertaking to continue payment of Employee's compensation under this Agreement for five months, provided that Employee abides by all obligations of his under this Agreement. Upon the effective date of termination specified in such notice, this Agreement shall terminate except for the provisions which expressly survive termination, and Employee shall vacate the offices of the Corporation.

                           (2) Employee shall have the right to terminate his employment hereunder by providing five months' written notice to the President or the Board of Directors. Upon the effective date of termination specified in such notice, this Agreement shall terminate except for the provisions which expressly survive termination.

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                  (d) Corporation shall have the right at any time upon prior written notice immediately to terminate Employee's employment hereunder for just cause. For the purpose of this Agreement, "termination for just cause" shall mean termination only for personal dishonesty, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties (if Corporation gives Employee written notice thereof and he fails to correct such failure within 30 days), willful violation of any law, rule or regulation or final cease-and-desist order to be enforced by any regulatory agency with jurisdiction over Corporation or any of its affiliates or material breach of any provision of this Agreement (if Corporation gives Employee written notice thereof and he fails to correct such failure within 30 days). For purposes of this paragraph, no act or failure to act on the Employee's part shall be considered "willful" or "intentional" unless done or omitted to be done by him in bad faith and without reasonable belief that his action or omission was in the best interest of Corporation; provided that any act or omission to act on the Employee's behalf in reliance upon an opinion of counsel to Corporation shall not be deemed to be willful or intentional. In the event employment is terminated for just cause, Employee shall have no right to compensation or other benefits for any period after such date of termination.

                  (e) Employee may terminate his employment hereunder for good reason. For purposes of this Agreement, "good reason" shall mean any of the following occurrences without Employee's express written consent within one year subsequent to a change in control of the Corporation:

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                                    (1) the assignment to Employee of any duties
                                    inconsistent with Employee's positions,
                                    duties, responsibilities and status with the Corporation;

                                    (2) a change in Employee's reporting
                                    responsibilities, titles or offices as in effect immediately prior to a change in control of the Corporation;

                                    (3) any removal of Employee from, or any failure to re-elect Employee to, any of such positions, except in connection with a termination of employment for just cause, death, or retirement;


                                    (4) a reduction by the Corporation in
                                    Employee's annual salary as in effect
                                    immediately prior to a change in control or as the same may be increased from time to time; or

                                    (5) the failure of the Corporation to
                                    continue effect any bonus, benefit or
                                    compensation plan, life insurance plan,
                                    health and accident plan or disability plan in which Employee is participating at the time of a change in control of the Corporation, or the taking of any action by the Corporation which would adversely affect Employee's participation in or materially reduce Employee's benefits under any such plans.

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                  (f) For purposes of this Agreement, a "change in control of the Corporation" shall mean a change in control of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act") whether or not the Corporation is then subject to such reporting requirement; provided that, without limitation, such a change in control shall be deemed to have occurred if (i) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act in effect on the date first written above), other than the Corporation or any "person" who on the date hereof is a director or officer of the Corporation, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Corporation representing 25% or more of the combined voting power of the Corporation's then outstanding securities, or (ii) during any period of two consecutive years during the term of this Agreement, individuals who at the beginning of such period constitute the Board of Directors of the Corporation cease for any reason to constitute at least a majority thereof, unless the election of each director who was not a director at the beginning of such period has been approved in advance by directors representing at least two-thirds of the directors then in office who were directors at the beginning of the period.

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                  (g) If Employee shall terminate his Employment for good reason pursuant to paragraph (e) or if the Corporation terminates Employee other than for just cause within one year after a change in control of the Corporation, then in lieu of any further salary payments to Employee for periods subsequent to the date of termination, the Corporation shall pay as severance to Employee an amount equal to (i) the average aggregate annual compensation paid to the Employee and includable in the Employee's gross income for federal income tax purposes during the five calendar years preceding the taxable year in which the date of termination occurs (or such lesser amount of time if the Employee has not been employed by the Corporation for five years at the time of termination) by the Corporation and any of its subsidiaries subject to United States income tax, multiplied by (ii) 2.99, such payment to be made in a lump sum on or before the fifth day following the date of termination; provided, however, that if the lump sum severance payment under this paragraph, either alone or together with other payments which the Employee has the right to receive from the Corporation, would constitute an "excess parachute payment" as defined in Section 280G of the Internal Revenue Code of 1986 (the "Code"), such that Employee has or may have liability for any excise tax under Section 4999 of the Code, at the time payment is due or at the time of determination that the same includes an "excess parachute payment", whichever is later, that portion characterized as "excess" shall be treated as a loan by the Corporation to the Employee, repayable on the following terms: the principal shall be payable on the tenth annual anniversary of the actual date of payment or the date of determination of the "excess", whichever is later, with interest until paid, fixed at the applicable federal rate in effect under Section 7872(f)(2) for the month in which such date occurs and which shall accrue annually if not paid and thereupon be added to principal, subject to the Employee's right to prepay interest or principal in whole or in part at any time without premium or penalty. The determination of the amount of any "excess parachute payment" shall be made by independent counsel to the Corporation in consultation with the independent certified public accountants of the Corporation. If for any reason the basis for termination of this Agreement or payment of amounts under this paragraph is disputed by either party to this Agreement or any other person or agency, then pending resolution of any such dispute, within five days after the due date of such payment, the Corporation shall deliver the entire amount calculated in accordance with this paragraph to an independent trustee to hold in an interest-bearing account in trust for the benefit of the Employee and the Corporation, whichever may be ultimately entitled to the same. The trustee shall be a bank or savings institution (other than the Corporation) with deposits of at least $50,000,000, unrelated to any parties in the dispute, and disinterested in any transaction arising out of or engendering the dispute. If the parties are unable to agree upon a trustee within the foregoing time period, then either party may seek immediate relief from a court of competent jurisdiction. In addition, the Corporation agrees that Employee would have no adequate remedy at law for breach of the foregoing obligations, and Employee shall be entitled to immediate injunctive and other appropriate equitable relief to enforce the same.

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         6.       Benefits; Stock Options
                  -----------------------

                  Corporation shall provide and Employee shall be entitled to participate in all benefit plans and programs generally available to employees of Corporation on the same terms as other employees. Corporation shall consider Employee for a bonus for his efforts and based on the consolidated results of operations of Corporation and its affiliates from year to year, all on such terms and with such conditions and restrictions as may be determined by the Board of Directors in its discretion. As promptly as practicable, Corporation shall adopt a new Incentive Stock Option Plan and grant Employee qualified incentive stock options exercisable for a period of ten years, to purchase up to 30,000 shares of Corporation's common stock (the "Shares") at an exercise price equal to the fair market value on the date of grant, vesting as follows: an option to purchase up to 20,000 Shares vesting at 20% per year over a period of five years commencing on the first anniversary of this Agreement, and an option to purchase up to 10,000 Shares vesting at 20% per year over a period of five years commencing in January, 1996 upon satisfactory review of Employee's performance by the Board of Directors at that time. In addition to the foregoing options, Corporation shall also grant Employee as promptly as practicable a nonqualified option to purchase up to 10,000 Shares at an exercise price equal to the fair market value on the date of grant of the option, vesting 100% immediately on the date of grant.

         7.       Automobile Allowance
                  --------------------
                  In addition to Employee's salary, Corporation shall pay to Employee an automobile allowance of $700 per month payable on the first day of each month, or in installments at the time of his salary payments, as the Corporation may elect. This allowance is to cover expenses, direct and indirect (including depreciation) of Employee for the use of his automobile while on business of the Corporation, and is in lieu of payment or reimbursement for mileage, insurance, lease costs, maintenance and repair costs, and any other expenses incurred by Employee in connection with the operation, ownership and use of his automobile. Other than this automobile allowance, Corporation shall have no obligation or liability with respect to provision or use of Employee's automobile.


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         8.       Non-Disclosure; Non-Competition
                  -------------------------------

                  (a) At all times after the date hereof, including after termination of this Agreement for any or no reason, Employee shall not, except with the express prior written consent of the Board of Directors of the Corporation, directly or indirectly, other than in the ordinary course of business:

                           (1) communicate, disclose or divulge to any Person, or use for his own benefit or the benefit of any Person, any knowledge or information which he may have acquired, no matter from whom or in what manner such knowledge or information may have been acquired, heretofore or hereafter, concerning the conduct and details of the business of Corporation or its shareholders, including, but not limited to, names of insureds, insurers or agents, expiration dates of policies, customers or prospective customers, suppliers, properties, trade secrets, techniques, equipment, materials, premiums, costs, marketing methods, operations, policies, prospects and financial condition;

                           (2) solicit or induce, directly or indirectly, any employee, consultant or other agent of the Corporation or any affiliate to leave the employ of the Corporation or otherwise terminate the relationship with the Corporation;

                           (3) for a period of six months after termination, initiate or receive any contact with or otherwise deal with or have a business relationship with any clients, insureds or others with business relationships with the Corporation at the date of termination; or


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                           (4) make any statement which criticizes, denigrates
         or otherwise reflects adversely on the Corporation.


                  (b) Employee hereby acknowledges that any breach by him of any of the covenants contained in this paragraph 8 ("Covenants") will result in irreparable injury to Corporation for which money damages could not adequately compensate Corporation. In the event of any such breach, Corporation shall be entitled, in addition to any other rights and remedies which it may have at law or in equity, to have an injunction issued by any competent court enjoining and restraining Employee or any other Person involved therein from continuing such breach. The existence of any claim or cause of action which Employee or any such other Person may have against Corporation shall not constitute a defense or bar to the enforcement of any of the Covenants. If Corporation must resort to the courts for enforcement of any of the Covenants, or if any of the Covenants is otherwise the subject of litigation between Corporation and Employee or any such other Person, then the term of any such Covenant which has a fixed term shall be extended for a period of time equal to the period of such breach, commencing on the date of a final court order (without further right of appeal) acknowledging the validity of such Covenant.


                  (c) If any portion of the Covenants or the application thereof is construed to be invalid or unenforceable, then the other portions of the Covenants, and of all other terms of this Agreement, or the application thereof shall not be affected thereby and shall be given full force and effect without regard to the invalid or unenforceable portions. If any of the Covenants is determined to be unenforceable because of the geographical area covered thereby, the duration thereof or the scope thereof, then the court making such determination shall have the power to reduce such area or duration, or to limit such scope, and such Covenant shall then be enforceable in its reduced form.

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                  (d) The provisions of this paragraph 8 are identical to those of the original Agreement executed prior to the date Employee commenced his employment with the Corporation.


         9.       Vacation
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                  Employee  shall be entitled to four weeks' paid  vacation  per calendar year, to be scheduled at the mutual convenience of Employee and Corporation.

         10.      Notices
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                  All notices and other communication which are required or
permitted hereunder shall be given in writing and either delivered by hand or mailed by certified mail, return receipt requested, postage prepaid, as follows:

                  (a)      If to Employee, to:

                                    Mr. Joel D. Cooperman
                                    10 Buttonwood Circle
                                    Lafayette Hill, PA 19444


                  (b)      If to Corporation, to:

                                    Mountbatten, Inc.
                                    33 Rock Hill Road
                                    Bala Cynwyd, PA  19004

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         11.      Miscellaneous
                  -------------

                  (a) This Agreement shall be binding upon, inure to the benefit of, and be enforceable by the successors and assigns of Corporation and the heirs, estate, personal representatives and beneficiaries of Employee. The rights, obligations and duties of the Employee hereunder are personal and are not assignable or delegable by him in any manner whatsoever.

                  (b) This Agreement constitutes the entire understanding of the parties with respect to the subject matter hereof, supersedes all prior discussions, promises and representations and the Agreement dated April 21, 1995, and shall not be modified, terminated or any provisions waived orally, including this clause.

                  (c) No failure to exercise, delay in exercising, or single or partial exercise of any right, power or remedy hereunder shall preclude any other or further exercise of the same or any other right, power or remedy.


                  (d) The headings of the paragraphs of this Agreement have been inserted for convenience of reference only and shall not constitute a part of this Agreement.

                  (e) This Agreement shall be construed and enforced in accordance with the laws of the Commonwealth of Pennsylvania applicable to contracts made and to be performed solely therein, and each party consents to the exclusive jurisdiction and venue of the state and Federal courts of Pennsylvania to resolve any disputes between the parties.

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                  (f) Employee represents and warrants that he is under no
competition restriction or other restraint at the time of execution of this Agreement which would prevent or hinder in any way his performance of duties hereunder.

                  (g) As used herein, "Person" shall mean a natural person, sole proprietorship, joint venture, partnership, corporation, association, cooperative, trust, estate, government (or any branch, subdivision or agency thereof), or any other entity.

                  IN WITNESS WHEREOF, the parties have executed this Agreement on the date first written above.

MOUNTBATTEN, INC.                                      EMPLOYEE:

By:  /s/ Kenneth L. Brier                              /s/ Joel D. Cooperman
     -------------------------------                   ---------------------
         Kenneth L. Brier, President                       Joel D. Cooperman